                                                                    EXHIBIT 10.1

                           CONTRIBUTION AGREEMENT dated as of October __, 1999 between MainStreetIPO.com, Inc., a Delaware corporation (the "PURCHASER"), and the Individuals listed on Schedule A hereto (the "SELLERS").

                  WHEREAS, Purchaser has entered into an Agreement and Plan of Merger between Purchaser and Dialysis Corporation of America ("DCA"), a Florida corporation, pursuant to which MainStreet Acquisition Corp. ("Mainstreet"), a wholly-owned subsidiary of Purchaser, shall merge with and into DCA and the surviving entity, shall be DCA, ("the Merger"), which shall change its name to MainStreet;

                  WHEREAS, CEO Letter, LLC, a Delaware limited liability company ("CEO Letter"), has entered into an exclusive arrangement with FreeRide Media, L.L.C. ("FreeRide") pursuant to which CEO Letter has the exclusive right to post certain forms of information on a website connected by hyperlink to FreeRide's website;

                  WHEREAS, Purchaser desires to acquire all of the outstanding equity of CEO Letter from the Sellers, on the following terms and conditions; and

                  WHEREAS, the Sellers desire to transfer all of the outstanding equity of CEO Letter to Purchaser, on the following terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  Section 1.01 DEFINED TERMS. The following terms, not defined elsewhere in this Agreement, shall have the following meanings:

                  "Assets" shall mean all assets of CEO Letter including cash, accounts receivable, inventory, real property, equipment, supplies, furniture, fixtures, work-in-progress, unprocessed orders, customer lists, insurance policies and intellectual property rights, including, but not limited to, all inventions, devices, methods, processes, procedures, formulae, computer software, and other technology, whether patented, patentable or unpatentable, together with all patents, trademark, know-how, trade secrets, copyrights and proprietary information owned by or licensed by CEO Letter, including intellectual property rights relating to products or services of CEO Letter and CEO Letter's shareholders which are not commercially viable as of the Closing Date, goodwill, business information and any other assets, tangible or intangible, used or useful in the operation of the business of CEO Letter on the Closing Date and used in connection with the conduct of such business.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York City.

                  "Common Stock" shall mean the common stock, par value $.001, of Purchaser.

                  "Encumbrances" shall mean, to the extent applicable, all liens (including liens for taxes), mortgages, security interests, charges, claims, leases, survey exceptions, options, rights of first refusal or first offer, easements, restrictions, rights-of-way or other similar encumbrances of any nature whatsoever.

                  "Person" shall mean any natural person, corporation, association, partnership, joint venture or other entity.

                  "Units" shall mean all issued and outstanding equity interests of CEO Letter, LLC.

                  Section 1.02 OTHER RULES OF CONSTRUCTION. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The words "including", "includes", "included" and "include", when used, are deemed to be followed by the words "without limitation".

                                   ARTICLE II

                              TRANSFER OF INTEREST

                  Section 2.01 TRANSFER. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers agree to assign, transfer, convey and deliver the Units to the Purchaser described in Schedule 2.01, and the Purchaser agrees to accept the Units from the Sellers on the Closing Date. In exchange Sellers agree to accept as consideration for the transfer of the Units to Purchaser the Consideration on the terms set forth in Section 2.03 below.

                  Section 2.02 DELIVERY OF INSTRUMENTS OF TRANSFER. On the Closing Date, the Sellers shall deliver to the Purchaser such specific assignments, bills of sale, endorsements, leases and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to the Purchaser, the Sellers and their respective counsel, as shall be reasonably requested by the Purchaser to effectively vest in the Purchaser title to all the Units.

                  Section 2.03 TRANSFER PRICE; INCENTIVE PAYMENTS. The consideration (the "Consideration") to Sellers for the Units shall be 1,000,000 shares of Common Stock, to be paid on the following schedule:

                  (a) 250,000 shares of Common Stock on the Closing Date;


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                  (b) 250,000 shares upon realization of (i) $1,000,000 in sales and (ii) $400,000 in pre-tax earnings during any consecutive 12 month period ended on or prior to the Second Anniversary of the Closing Date (determined in accordance with generally accepted accounting principles ("GAAP")); and

                  (c) 500,000 shares upon realization of (i) $2,000,000 in sales and (ii) $800,000 in pre-tax earnings, during any consecutive 12 month period ended on or prior to the second anniversary of the Closing Date (determined in accordance with GAAP).

                  Until the sales and earnings amounts set forth in clauses (b) or (c) have been reached, the applicable shares of Common Stock shall be held in escrow by Lawrence Jaffe (the "Escrowed Shares"). The shares referenced in clauses (b) or (c) above shall be delivered to Sellers following delivery to Mr. Jaffe of written notification that the applicable sales and earnings thresholds have been met, together with an audited financial statement evidencing the satisfaction of such threshold. No further evidence shall be necessary for the release of the appropriate shares of Common Stock to Sellers. A certificate evidencing the shares of Common Stock awarded to Sellers shall be delivered to Sellers within ten days after receipt by Lawrence Jaffe of such notice and evidence as set forth in the preceding sentence. In the event that the conditions of clause (b) or (c) of this Section 2.03 are not satisfied by Sellers prior to the Second anniversary of the Closing Date, the applicable Escrowed Shares shall be returned to the Purchaser as treasury shares to be retired by the Purchaser.

                  Section 2.04 THE CLOSING. The closing shall take place at 10:00 a.m. at the offices of Wollmuth Maher & Deutsch LLP on the date that the Merger closes, or such date as may be mutually agreed by the parties (the "CLOSING DATE"). For purposes, of this Agreement, "CLOSING" means the consummation of the transactions contemplated by this Agreement.

                  Section 2.05 FURTHER ASSURANCES. From and after the Closing, upon written request from the Purchaser, the Sellers shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver the Assets to the Purchaser.

                                  ARTICLE IIII

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  The Sellers represent and warrant to the Purchaser as follows:

                  Section 3.01 ORGANIZATION AND GOOD STANDING. CEO Letter is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as currently conducted by it and to own the properties or Assets it now owns.

                  Section 3.02 CAPITAL STRUCTURE; SUBSIDIARIES. (a) The authorized, issued and outstanding Units of CEO Letter and a list of all holders of issued and outstanding shares of Units (including holders of warrants, options and similar instruments with rights to acquire shares of Units) is set forth on Schedule 3.02. Sellers are the only holders of the issued and outstanding Units of CEO Letter. Sellers own on the date hereof, and on the Closing Date, the number of shares of Units set forth on Schedule 3.02, free and clear of all Encumbrances.

                           (b) SUBSIDIARIES. There are no corporations,
partnerships or other entities in which CEO Letter owns, of record, beneficially or otherwise, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. CEO Letter does not have any obligation to invest in any other Person.

                  Section 3.03 AUTHORITY. The Sellers have full power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by the Sellers pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Sellers and constitutes, and such other agreements and instruments when duly executed and delivered by the Sellers will constitute, legal, valid and binding obligations of the Sellers enforceable against each of them in accordance with their respective terms. Except as set forth in Schedule 3.03, the execution and delivery by the Sellers of this Agreement and such other agreements and instruments, and the consummation by the Sellers of the transactions contemplated hereby and thereby, will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, accelerate the performance required under, or result in the creation of a lien or Encumbrance on the Units or the Assets pursuant to, the corporate charter or by-laws of CEO Letter or under any indenture, mortgage, lease, agreement or other instrument to which the Sellers or CEO Letter is a party or by which the Sellers or CEO Letter or their respective properties or Assets are bound. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by the Sellers of this Agreement or such other agreements and instruments, or the consummation by the Sellers of the transactions contemplated hereby or thereby, except as set forth in Schedule 3.03. No consent of any third party is required to consummate any of the transactions contemplated hereby, except as set forth in Schedule 3.03.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Sellers as follows:

                  Section 4.01 ORGANIZATION AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  Section 4.02 AUTHORITY. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser, pursuant hereto and to consummate the transactions contemplated hereby and thereby. All Common Stock, including the Common Stock to be transferred pursuant to this Agreement to the Sellers, has been duly authorized. All corporate acts and other proceedings required to be taken by or on the part of the Purchaser to authorize such execution, delivery and consummation have been duly and properly taken, and on or before the Closing Date all corporate acts and other proceedings required to be taken by or on the part of the Purchaser to authorize such execution, delivery and consummation will have been properly taken. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by the Purchaser will constitute, legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms. The execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser of such other agreements and instruments and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, accelerate the performance required under, or result in the creation of a lien or Encumbrance on any of the properties or assets of the Purchaser pursuant to, corporate charter or by-laws of the Purchaser or any indenture, mortgage, lease, agreement or other instrument to which the Purchaser is a party or by which the Purchaser or its properties or assets, is bound. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental body in the United States of America is required for the execution and delivery by the Purchaser of this Agreement and the execution and delivery by the Purchaser of such other agreements and instruments or the consummation by the Purchaser of the transactions contemplated hereby or thereby, except as set forth in Schedule
4.02. No consent of any third party is required to consummate any of the transactions contemplated hereby, except as set forth in Schedule 4.02.

                  Section 4.03 NO LEGAL PROCEEDINGS. There is no action, suit, order, judgment or proceeding pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a material adverse effect on the Purchaser's ability to perform any of its obligations hereunder or under any of the other agreements and instruments to be executed and delivered by the Purchaser in connection herewith.

                                    ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS

                  Section 5.01 CONDUCT OF BUSINESS OF CEO LETTER. Prior to the Closing Date, and except as otherwise contemplated by this Agreement or with the specific prior written consent of the Purchaser, the Sellers covenant and agree with respect to the business of CEO Letter as follows:

                  (a) Sellers shall continue to conduct the business of CEO Letter in the ordinary course, consistent with past practices; and shall make no dividend payments or other distributions;

                  (b) Sellers will continue to use its reasonable efforts, consistent with past practices, to preserve the business of CEO Letter intact and the goodwill of customers and others having business relations with CEO Letter;

                  (c) Sellers will continue to maintain the real and personal properties of CEO Letter in good faith in accordance with past practices;

                  (d) Sellers will not terminate or modify any leases, contracts, governmental licenses, permits, or other authorizations or agreements affecting the real and/or personal properties of CEO Letter's business or the operation thereof or any additional lease or contract of any nature affecting such properties or the operation thereof, except in the ordinary course of business consistent with past practice;

                  (e) No debts of or claims against others held by CEO Letter and owing in respect of the business of CEO Letter shall be canceled or released and no such rights shall be waived or abandoned, except in the ordinary course of business consistent with past practice; and

                  (f) Sellers will not make any change in any method of accounting principles or practices with respect to the business of CEO Letter.

                  Sellers will promptly notify the Purchaser of any material adverse change, after the date hereof and prior to the Closing Date, in the business, Assets, financial condition or results of operations of the business of CEO Letter. For purposes of this Agreement a "material adverse change" means any change likely to cost CEO Letter greater than $20,000 in cash or revenue, or the loss of any key employee, customer, supplier, or any loss of any governmental approval. From the date hereof to the Closing, the Sellers will not take any action or engage in any transaction which would render any representation and warranty of the Sellers inaccurate in any material respect as of the Closing Date.

                  Section 5.02 CONSENTS AND CONDITIONS TO CLOSING. From the date hereof to and including the Closing Date, each of the parties hereto agrees (i) to take all reasonable actions necessary to obtain (and to cooperate with each other in obtaining) all consents, authorizations, orders, exemptions and approvals of any third parties, including governmental bodies, required to be obtained by it in connection with any of the transactions contemplated hereby,
(ii) to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on or applicable to it with respect to the Closing and (iii) to promptly cooperate with and furnish information to each other in connection with any such legal requirements.

                  Section 5.03 NOTIFICATION OF CERTAIN MATTERS. The Sellers shall give prompt written notice to the Purchaser, and the Purchaser shall give prompt written notice to the Sellers, as the case may be, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty by such notifying party contained in this Agreement to be untrue or inaccurate in any material respect at any time between or including the date of this Agreement and the Closing Date, (ii) any knowledge of or discovery by the notifying party of the inaccuracy of any representation or warranty by the non-notifying party contained in this Agreement and (iii) any failure of the non-notifying party to comply with or satisfy, in any material respect, any covenant condition or agreement to be complied with or satisfied by it under this Agreement.

                                   ARTICLE VI

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

                  All obligations of the Purchaser to effect the Closing hereunder are, at the option of the Purchaser, subject to the conditions precedent that, at the Closing:

                  Section 6.01 PERFORMANCE BY THE SELLERS. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Sellers on or before the Closing shall have been complied with and performed in all material respects.

                  Section 6.02 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

                  All obligations of the Sellers to effect the Closing hereunder are, at the option of the Sellers, subject to the conditions precedent that, at the Closing:

                  Section 7.01 PERFORMANCE BY THE PURCHASER. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing shall have been complied with and performed in all material respects.

                  Section 7.02 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 NOTICES. Any notice, request or other document to be given hereunder to a party hereto shall be effective when received and shall be given in writing and delivered in person or sent by overnight courier, registered or certified mail, postage prepaid, or by telecopy (receipt confirmed) as follows:

                  IF TO THE PURCHASER:
                  MainStreetIPO.com, Inc.
                  c/o Salvani Investments, Inc.
                  Commerce Center
                  US Highway One, Suite 251
                  North Brunswick, New Jersey  08902
                  Tel:     (718) 227-6789
                  Fax:     (718) 227-6780

                  WITH A COPY TO:

                  Wollmuth Maher & Deutsch LLP
                  500 Fifth Avenue, Suite 1200
                  New York, New York 10110
                  Tel:     (212) 382-3300
                  Fax:     (212) 382-0050
                  Attention:   David H. Wollmuth, Esq.
                               Rory Deutsch, Esq.
                               Conrad Rubin, Esq.

                  AND

                  IF TO THE SELLERS PRIOR TO THE CLOSING:
                  c/o Salvani Investments, Inc.
                  Commerce Center
                  US Highway One, Suite 251
                  North Brunswick, New Jersey  08902
                  Tel:     (718) 227-6789
                  Fax:     (718) 227-6780

                  WITH A COPY TO:

                  Wollmuth Maher & Deutsch LLP
                  500 Fifth Avenue, Suite 1200
                  New York, New York 10110
                  Tel:     (212) 382-3300
                  Fax:     (212) 382-0050
                  Attention:   David H. Wollmuth, Esq.
                               Rory Deutsch, Esq.
                               Conrad Rubin, Esq.

Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

                  Section 8.02 GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws doctrines). The parties agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Agreement shall be in the courts of the United States of America sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding. If such state court also does not have jurisdiction over the subject matter thereof, then such an action, suit or proceeding may be brought in the federal or state courts located in the states of the principal place of business of any party hereto. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

                  Section 8.03 PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  Section 8.04 SECTION HEADINGS. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.05 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                  Section 8.06 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits and the agreements, certificates and instruments delivered pursuant hereto, contain the entire agreement among the parties hereto, and supersede all prior agreements and undertakings (written and oral) between the parties hereto, relating to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               MAINSTREETIPO.COM, INC.,
                               AS THE PURCHASER

                               By:
                                   ---------------------------------
                               Name: Joseph Salvani
                               Title:  President


                               Sellers

                               ---------------------------------
                                         Joseph Salvani

                               ---------------------------------


                               ---------------------------------


                               ---------------------------------


                               ---------------------------------

                            DISCLOSURE SCHEDULES TO
                            CONTRIBUTION AGREEMENT
                        BETWEEN MAINSTREETIPO.COM, INC.
                   AND THE SELLERS DATED AS OF OCTOBER __, 1999



Disclosure Schedule:

Schedule 2.01     1,000,000 of Common Equity Units of CEO Letter, LLC

Schedule 3.02     See Schedule A.

Schedule 3.03     None.

Schedule 4.02     None.